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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 16, 2001
                        COMMISSION FILE NUMBER 1-12246

                        NATIONAL GOLF PROPERTIES, INC.
            (Exact name of registrant as specified in its charter)


        MARYLAND                                                95-4549193
(State or other jurisdiction of                          (I.R.S. Employer
       incorporation)                                     Identification Number)

     2951 28TH STREET, SUITE 3001
      SANTA MONICA, CALIFORNIA                                    90405
(Address of principal executive offices)                       (Zip Code)

                                (310) 664-4100
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
  (Former name, former address and former fiscal year, if changed since last report)
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ITEM 5.   Other Events.

     On May 16, 2001, Oaks Christian High School, a non-profit organization and an affiliated stockholder of National Golf Properties, Inc., a Maryland corporation (the "Company"), entered into a purchase agreement to sell through Merrill Lynch & Co. and its affiliates, as underwriter, up to 1,250,000 shares of its common stock of the Company for $26.92 per share. The Company has an effective registration statement dated October 18, 1999 covering these shares filed with the Securities and Exchange Commission and has filed a prospectus supplement to permit the sale of the shares. The proceeds from the sale are for the account of Oaks Christian High School. Accordingly, the Company will not receive any of the proceeds. The purchase agreement is filed as Exhibit 1.1.

Item 7.   Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired:  None.

(b)  Pro forma financial information:  None.

(c)  Exhibits.  The following documents are filed as Exhibits.

Exhibit No.      Exhibit

  1.1 Purchase Agreement, dated May 16, 2001, among Oaks Christian High School, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company and National Golf Operating Partnership, L.P.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                                  NATIONAL GOLF PROPERTIES, INC.



                                                    /s/ Neil M. Miller
Date:  May 18, 2001                            By: _____________________________
                                               Name:  NEIL M. MILLER
                                               Title:  Chief Financial Officer
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                               INDEX TO EXHIBITS



Exhibit No.   Exhibit

  1.1 Purchase Agreement, dated May 16, 2001, among Oaks Christian High School, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company and National Golf Operating Partnership, L.P.